Exhibit 99.7

Deutsche Bank AG New York

60 Wall Street

New York, NY 10005

Telephone: 212-250-5977

Facsimilie: 212-797-8826

SWAP TRANSACTION CONFIRMATION

Date:	July 30, 2008

To:	World Omni Auto Receivables Trust 2008-B

Address:	c/o Deutsche Bank Trust Company Delaware 1011 Centre Road, Suite 200 Wilmington, Delaware 19805

Attention:	Corporate Services Division - Trust & Securities Services

With a copy to:

Address:	World Omni Auto Receivables, LLC 190 Jim Moran Boulevard Deerfield Beach, FL 33442

Fax:	954-596-7312

Attention:	Cheryl Scully

From:	Deutsche Bank AG, New York Branch

Address:	60 Wall Street New York, New York 10005

Ref. No.	N893520N

Dear Sir or Madam:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms part of and is subject to, the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of July 30, 2008, as amended and supplemented from time to time (the “Agreement”), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation “Party A” means Deutsche Bank AG, New York Branch and “Party B” means World Omni Auto Receivables Trust 2008-B.

Chairman of the Supervisory Board: Clemens Börsig

Management Board: Josef Ackermann (Chairman), Hugo Banziger, Tessen von Heydebreck, Anthony Di Iorio, Hermann-Josef Lamberti

1.	The definitions and provisions contained in (i) the 2006 ISDA Definitions (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc. and (ii) Part I of Appendix A to the Sale and Servicing Agreement dated as of July 30, 2008 (the “Sale and Servicing Agreement”) among Party B, as Issuing Entity, World Omni Auto Receivables LLC, as Depositor, and World Omni Financial Corp., as Servicer, are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions.

Party A and Party B each represents to the other that (1) it is acting for its own account and has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary; (2) it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction; (3) no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction; and (4) it is capable of evaluation and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction; and (5) it is capable of assuming, and assumes, the financial and other risks of this Transaction.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Trade Date:	July 23, 2008

Effective Date:	July 30, 2008

Termination Date:	The earlier of (i) April 15, 2013 and (ii) the date on which the Note Balance of the Class A-3b Notes is reduced to zero.

Currency for Payments:	U.S. Dollars

Notional Amount:	For the Initial Calculation Period, the Notional Amount shall be equal to USD 65,000,000. For each subsequent Calculation Period, the Notional Amount shall be equal to the aggregate Outstanding Amount of the Class A-3b Notes on the first day of such Calculation Period. With respect to any Payment Date, the aggregate Outstanding Amount of the Class A-3b Notes will be determined using the Servicer’s Certificate issued on or about the first day of the related Calculation Period (giving effect to any reductions of the Outstanding Amount of the Class A-3b Notes reflected in such Servicer’s Certificate). Notwithstanding the foregoing, in the event the Servicer’s Certificate is not made available to Party A on each Payment Determination Date, Party A as the Calculation Agent may make a good faith determination of the aggregate Outstanding Amount of the Class A-3b Notes, but only after consultation with the Servicer.

Calculation Periods:	For each Payment Date, the period from and including the immediately preceding Payment Date to, but excluding, such Payment Date (without regard to any Business Day adjustment in respect of Payment Dates, in the case of Fixed Rate Calculation Periods), during the Term of this Transaction.

Initial Calculation Period:	From and including the Effective Date to but excluding September 15, 2008.

Calculation Agent:	Party A

Business Day:	New York

Business Day Convention:	Following

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Amount Period End Dates:	The 15th of each month, commencing on and including September 15, 2008 and ending on and including the Termination Date; with No Adjustment.

Fixed Amount Payment Dates:	The 15th of each month commencing on and including September 15, 2008 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Rate:	5.235% per annum

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Party A

Floating Amount Period End Dates:	The 15th of each month, commencing on and including September 15, 2008 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Amount Payment Dates:	The 15th of each month commencing on and including September 15, 2008 and ending on and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Option:	One-Month LIBOR (as defined in Part I of Appendix A of the Sale and Servicing Agreement).

Designated Maturity:	One month

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable.

Rounding Convention:	5 decimal places per the ISDA Definitions

Floating Rate for initial Calculation Period (excluding spread):	2.55594%

Spread:	Plus 135 basis points.

3.	Account Details:

Payments to Party A:	As advised separately in writing

Party A Contacts:	As advised separately in writing

Payments to Party B:	As advised separately in writing

4.	Calculation of Market Quotation or Loss following a designation of an Early Termination Date

Upon designation of an Early Termination Date with respect to this Transaction, the relevant party in calculating the Market Quotation or Loss, as appropriate, for this Transaction shall take into account the anticipated actual amortization of the Principal Balance of the Class A-3b Notes for all Calculation Periods that would otherwise have ended on Payment Dates that would otherwise have fallen after such Early Termination Date.

5.	Limitation of Liability

Notwithstanding anything contained herein to the contrary, in executing this Confirmation on behalf of Party B, Deutsche Bank Trust Company Delaware as Owner Trustee, is acting solely in its capacity as trustee of Party B and not in its individual capacity, and in no event shall Deutsche Bank Trust Company Delaware, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of Party B hereunder, for which recourse shall be had solely to the Collateral.

6.	Additional Provision

The parties to this Transaction shall be entitled to assume that all information received from the Indenture Trustee or Servicer is accurate and that it is reasonable to rely on that information. Neither party shall be liable for (i) any failure by the Indenture Trustee or Servicer to deliver any information necessary to make calculations required pursuant to this Confirmation or (ii) any errors that arise as a result of either party’s reliance on information delivered by the Indenture Trustee in the absence of actual knowledge that such information is materially incorrect. The payment of an improper amount, if calculated based on any such incorrect information, shall not be an Event of Default under this Agreement. In the event the parties determine that payments were made based on incorrect information, the parties shall make the payment adjustments necessary to remedy the situation.

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us.

Yours sincerely,

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Remi Adedoyin
Name:	Remi Adedoyin
Title:	Associate

By:	/s/ Audrey Kong
Name:	Audrey Kong
Title:	Assistant Vice President

Confirmed on the date first above written:

WORLD OMNI AUTO RECEIVABLES TRUST 2008-B

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in individual capacity but solely as Owner Trustee under the Trust Agreement

By:	/s/ Irene Siegel
Name:	Irene Siegel
Title:	Attorney-in-fact

By:	/s/ Aranka Paul
Name:	Aranka Paul
Title:	Attorney-in-fact

WOART 2008-B Trust Confirm (Class A-3b)